SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	October 1, 2004 _______________________________________________

INTERNATIONAL FLAVORS & FRAGRANCES INC. _______________________________________________________________________________________________ (Exact Name of Registrant as Specified in Charter)

New York ________________________________ (State or Other Jurisdiction of Incorporation)	1-4858 _________________________________ (Commission File Number)	13-1432060 ______________________________ (I.R.S. Employer Identification Number)

521 West 57th Street, New York, New York __________________________________________________________________ (Address of Principal Executive Offices)	10019 ___________________(Zip Code)

Registrant’s telephone number, including area code	(212) 765-5500 _________________________________________

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective October 1, 2004, the Board of Directors of International Flavors & Fragrances Inc. (the “Company”) has appointed James H. Dunsdon as the Company’s Chief Operating Officer.

Mr. Dunsdon, age 57, is an industry veteran, having joined Bush Boake Allen (BBA) in 1969 as a Project Manager specializing in emulsion and encapsulation technologies. Roles of increasing responsibility while at BBA include European Flavors Sales Manager, Flavors General Manager, Vice President for Europe Flavors and Fragrances, and Executive Vice President for BBA’s Global Flavor and Fragrance business.

Following IFF’s acquisition of BBA in October 2000, Mr. Dunsdon became IFF’s Vice President and Regional Manager—North America. Most recently, he served as Senior Vice President, Global Business Development, Flavors and Fragrances, with responsibility for global business development, creative & application, marketing, and consumer insights for flavors and functional fragrances, as well as sales to global accounts.

Mr. Dunsdon does not have an employment contract with the Company. For more information regarding Mr. Dunsdon please see the copy of the Company’s press release attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release of International Flavors & Fragrances Inc., dated October 1, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2004	INTERNATIONAL FLAVORS & FRAGRANCES INC. By: DENNIS M. MEANY —————————————— Name: Dennis M. Meany Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of International Flavors & Fragrances Inc., dated October 1, 2004.